EXHIBIT 99.1

From: Julie Klapstein

Sent: Monday, November 03, 2014 10:40 AM

To: Clarke, David

Cc: Sowar, Gerard D

Subject: My resignation

I am resigning from the Board of Directors of Standard Register effective immediately.  As discussed on several occasions and during the last few meetings, I am in disagreement with the Company and the Board on topics discussed.  Please feel free to call me if you would like to discuss further.

Respectfully yours,

Julie Klapstein